EXHIBIT 23.1


                            KYLE L. TINGLE, CPA , LLC








To Whom It May Concern:                                           March 14, 2006



The firm of Kyle L. Tingle, Certified Public Accountant, LLC hereby consents to the inclusion of his report of February 9, 2006, accompanying the audited financial statements of Sierra Resource Group, Inc., as at December 31, 2004 and December 31, 2005, in the Form 10KSB.


Very truly yours,


/s/ KYLE L. TINGLE
____________________________
    Kyle L. Tingle, CPA, LLC

















P.O. Box 50141, Henderson, Nevada 89016, Phone: (702) 434-8452, Fax: (702)
436-4218, e-mail: ktingle@kyletinglecpa.com